QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-     ) and related Prospectus of The Mills Corporation for the registration of 3,262,031 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 2001, with respect to the consolidated financial statements and schedule of The Mills Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

McLean, Virginia
June 29, 2001

QuickLinks

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS